[ EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS ]


                                  ELLIS FOSTER
                             CHARTERED ACCOUNTANTS

                                 [ LETTERHEAD ]

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to (a) the inclusion in the Registration Statement of Franklin Lake Resources Inc. (formerly Naxos Resources Ltd.) on Form SB-2 of our report dated January 3, 2002 relating to financial statements of Franklin Lake Resources Inc. as of October 31, 2001 and (b) the reference to our firm in the Registration Statement under the caption "Experts".

Yours Truly

Ellis Foster
Chartered Accountants

May 1, 2002
Vancouver, Canada